UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2019

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGH	NASDAQ Capital Market

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

GWG Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) on August 16, 2019 notifying the Company that it was not in compliance with the filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The NASDAQ notification has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Capital Market.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2019, the Company’s former independent registered public account firm notified the Company on August 5, 2019 that it would decline to stand for re-appointment as the Company’s certifying accountant for fiscal year 2019. Subsequently, on August 6, 2019, the Company engaged Whitley Penn LLP as its new independent registered public accounting firm for the year ending December 31, 2019. Due to (i) the timing of the Company’s transition to a new independent registered public accounting firm, and (ii) the Company’s continued evaluation of the appropriate accounting treatment for the purchase and contribution transaction completed in April 2019, the Company was unable, without unreasonable effort and expense, to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 (the “Form 10-Q”), which was due on or before August 14, 2019.

As a result, on August 16, 2019, in accordance with standard procedures related to the delayed filing of the Form 10-Q with the Securities and Exchange Commission, the Company received a letter from NASDAQ indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1). The NASDAQ letter provides that the Company has 60 calendar days from the date it received NASDAQ’s notification letter to submit a plan to regain compliance with NASDAQ's filing requirements for continued listing. Upon acceptance of the Company’s compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-K's filing due date for the Company to regain compliance with NASDAQ's filing requirements for continued listing.

The Company anticipates that it will regain compliance with the NASDAQ continued listing requirements upon filing the Form 10-Q within the 60-day period, and that regaining compliance within the 60-day period will eliminate the need for the Company to submit a formal plan to regain compliance.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements, including, but not limited to the risk that the Company may not be able to file the Form 10-Q within the currently expected timeframe, risks that the Company may not regain compliance with NASDAQ continued listing requirements within the applicable grace period and risks associated with analysis and determination regarding the appropriate accounting treatment for the April 26, 2019 purchase and contribution transaction, as well as the other risks set forth in our filings with the SEC. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: August 19, 2019	By:	/s/ Timothy Evans
Timothy Evans Chief Financial Officer

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